Exhibit 99.1

Scholar Rock Appoints Tony Kingsley as President and CEO

-    Nagesh Mahanthappa, Ph.D., MBA, company’s founding chief executive, passes the baton after leading company since 2012

-    Tony Kingsley, a proven leader with a successful track record of advancing companies, to lead through next phase of clinical development growth and commercial preparedness

-    Company on-track for clinical data readouts in 2020 and 2021 from SRK-015 Phase 2 clinical trial in Spinal Muscular Atrophy and SRK-181 Phase 1 clinical trial in cancer immunotherapy

CAMBRIDGE, Mass., July 14, 2020 (BUSINESS WIRE) -- Scholar Rock (NASDAQ: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced the appointment of Tony Kingsley as president and chief executive officer, effective August 1st, 2020. Mr. Kingsley, who was appointed to Scholar Rock’s Board of Directors in May, replaces Nagesh K. Mahanthappa, Ph.D., MBA, who has chosen to step down after serving in this role since 2012. Dr. Mahanthappa will also be stepping down from the Board of Directors on August 1, 2020, after which he will serve as a scientific advisor to the company.

“Scholar Rock is at an exciting inflection point, with great scientific strength, two product candidates in clinical development and multiple milestones in 2020 and 2021,” said Mr. Kingsley. “I look forward to working with our extraordinary team to continue advancing our highly innovative research and platform capabilities, as well as lead the company through its next phase of growth, bringing desperately needed therapies to patients who often have limited treatment options.”

Mr. Kingsley is an experienced CEO and a leader with a track record of driving growth, strategy and all facets of corporate operations. He was most recently president and chief executive officer of Taris Bio, prior to its acquisition by Janssen Pharmaceuticals at the end of 2019. Prior to Taris, he served as president and chief operating officer of The Medicines Company, and from 2010 to 2015, Mr. Kingsley led global commercial operations at Biogen, Inc. as executive vice president. Prior to Biogen, he held leadership roles in the medical device industry, including senior vice president and general manager of the gynecological surgical products business at Hologic, Inc. and division president, diagnostic products at Cytyc Corporation (now part of Hologic, Inc.), and was also a partner at McKinsey & Company. He received his undergraduate degree from Dartmouth College and an MBA from Harvard Business School.

“Nagesh has been a remarkable executive, building upon breakthrough academic research to lead Scholar Rock through the initial start-up phase to create a special company now poised to move multiple product candidates through clinical development and hopefully to patients in real need. On behalf of the entire board of directors, we want to thank Nagesh for his vision and leadership over the past eight years,” said David Hallal, Chairman of the Scholar Rock Board of Directors. “Building on the tremendous foundation Nagesh has established, Tony’s clinical development, strategic, and commercial acumen will lead and drive Scholar Rock to further the company’s great potential. Tony has extensive experience in launching and growing franchises and companies, and we are thrilled that he’s taking the helm of the company at this pivotal time.”

Dr. Mahanthappa is the founding employee of Scholar Rock, serving as president, CEO and a member of the Board of Directors since 2012. Under his leadership the company has created a proprietary platform for the discovery of innovative antibody therapeutics focused on exploiting the structural differences of the precursors, or latent forms, of protein growth factors. During Dr. Mahanthappa’s tenure as president and CEO, he has been instrumental in developing the company’s breakthrough research through to clinical trials for two distinct product candidates, securing approximately $250 million in capital including an initial public offering, establishing value-creating collaborations with Gilead Sciences, Inc. and Janssen Biotech, Inc., and building a team of more than 100 talented employees.

Scholar Rock has two product candidates in clinical development: SRK-015 in a Phase 2 trial for the improvement of muscle function in patients with Spinal Muscular Atrophy (SMA), and SRK-181 in a Phase 1 trial in patients with solid tumors to overcome resistance to checkpoint inhibitor therapies. Both programs emerged from in-house discovery programs and have the potential to deliver multiple clinical readouts this year. The company is also advancing a strategic collaboration with Gilead to develop highly selective inhibitors of latent TGFβ activation for the treatment of fibrotic disorders and continues to build upon its research excellence to bring new antibodies to the clinic.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia. Scholar Rock’s newly elucidated understanding of the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress; the ability of new executives to influence Scholar Rock’s progress; plans for existing executives; timing of its clinical trials for SRK-015, SRK-181, and other product candidates; the ability of any product candidate to perform in humans in a manner consistent with nonclinical or preclinical study data; and progress under its collaboration with Gilead. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include Scholar Rock’s ability to provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline; preclinical data and results may not be predictive of clinical results; competition from third parties that are developing products for similar uses; Scholar Rock’s ability to obtain, maintain and protect its intellectual property; Scholar Rock’s ability to support its current and potential future collaborations, including its collaboration with Gilead; Scholar Rock’s dependence on third parties for development and manufacture of product candidates including to supply any clinical trials; and those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock Contact:
Investors/Media
Catherine Hu
chu@scholarrock.com
917-601-1649